Exhibit 99.1

OptimizeRx Launches Real-time Financial Messaging Directly Within Another Top 20 EHR,

Amazing Charts, Providing Prescription Cost Savings at Point-of-Care

Rochester, MI, & West Warwick, RI, (November 20, 2017) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), has directly integrated its financing messaging with Amazing Charts, a leading EHR and subsidiary of Harris Healthcare, to help patients save money and be better educated about prescriptions.

Amazing Charts provides EHR, practice management, and other Health IT solutions that have been adopted by more than 11,000 clinicians in over 7,500 private practices.

OptimizeRx services will operate seamlessly within the Amazing Charts EHR workflow and alert health care providers (HCPs) to prescription savings and support information for patients. The integration is currently in beta and planned for general release by the end of December.

“We’ve partnered with OptimizeRx because of their impressive reach into pharma that provides digital marketing services for more than 100 brands,” said Russel Keene, EVP of Harris CareTracker, a business unit of Harris that recently acquired Amazing Charts. “OptimizeRx’s platform provides a direct channel for pharma companies to communicate with healthcare providers. As part of our EHR platform, this dramatically enhances our value proposition to the thousands of HCPs that use our solutions.”

OptimizeRx growing EHR and eRx network reaches over 500,000 HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe promotional network. While delivering numerous benefits for HCPs and their patients in real-time, OptimizeRx’s EHR digital marketing services generated on average 520% ROI on sponsored financial support programs.

Miriam Paramore, president of OptimizeRx, commented: “This new direct integration with Amazing Charts’ EHR further strengthens our network where our financial and brand messaging are distributed to HCPs. As a top 20 EHR, Amazing Charts is a well-recognized name and a valuable part of our expanding EHR network.”

OptimizeRx recently reported record net revenue in the third quarter of 2017, up 74% as compared to the same year-ago quarter, which was driven by growth in financial and brand messaging by new and returning clients.

About Amazing Charts

Amazing Charts provides Electronic Health Records, Practice Management, and other Health IT solutions to independent medical practices. Based on number one user ratings for usability, fair pricing, and overall satisfaction, Amazing Charts EHR has been adopted by more than 11,000 clinicians in over 7,500 private practices. Founded in 2001 by a family physician, Amazing Charts now operates as a subsidiary of Harris Healthcare, which brings more than 30 years of experience in helping over 10,000 customers. For more information, visit: www.amazingcharts.com.

About OptimizeRx®

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Practice Fusion and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ’possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

2